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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)  August 26, 1996
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                                 MAGNETEK, INC.
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               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

         Delaware                    1-10233                95-3917584
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(STATE OR OTHER JURISDICTION       (COMMISSION             (IRS EMPLOYER
     OF INCORPORATION)            FILE NUMBER)          IDENTIFICATION NO)

26 Century Boulevard, P.O. Box 290159, Nashville, TN               37229-0159
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                           (ZIP CODE)

Registrant's telephone number, including area code   (615) 316-5100
                                                    ----------------------------


                                 Not applicable
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          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


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ITEM 5.   OTHER EVENTS

          Upon completion of its analysis of deferred income tax accounts and finalization of its year-ended audit, the Company elected to increase valuation reserves against deferred income tax assets by $14,700,000, resulting in an increase to the Provision for Income Taxes by the same amount for the fourth quarter and year ended June 30, 1996. As a result, the Provision for Income Taxes of $4,127,000 and $4,700,000 for the three months and year ended June 30, 1996, respectively, as originally reported in the earnings release of unaudited results (July 31, 1996), was increased to $18,827,000 and $19,400,000 for the three months and year ended June 30, 1996, respectively, in the Company's final audited results. The Net Loss for the year ended June 30, 1996, originally reported as $75,820,000 ($3.05 per share) and $79,464,000 ($3.20 per share) for the three months and year ended June 30, 1996, respectively, was revised to $90,520,000 ($3.64 per share) and $94,164,000 ($3.78 per share), respectively.


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          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              MAGNETEK, INC.

Dated:  August 26, 1996       By:                 /s/ Samuel A. Miley
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                                             Samuel A. Miley, Esq.
                                 Vice President, General Counsel and Secretary



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